 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Kodiak Energy, Inc.

We consent to the incorporation by reference in the Registration Statements No. 333-130561and No. 333-133452 on Form S-8 of Kodiak Energy, Inc. (the “Company”) of our report dated April 13, 2011, with respect to our audit of the consolidated statements of Kodiak Energy, Inc. which includes explanatory paragraph relating to going concern, included  in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ RBSM, LLP

New York, New York
April 13, 2011